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                                                                 EXHIBIT 23
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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Mark IV Industries, Inc. on Form S-4 (File No. 333-02183) and Form S-8 (File Nos. 33-423007 and 33-55367) of our report dated March 18, 1997, on our audits of the consolidated financial statements and financial statement schedule of Mark IV Industries, Inc. as of February 28, 1997 and February 29, 1996, and for each of the three fiscal years in the period ended February 28, 1997, which reports are included in this Annual Report on Form 10-K.





                                       COOPERS & LYBRAND L.L.P.








Rochester, New York
May 2, 1997